As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7 Times Square, Suite 2503,

New York, NY 10036

(Address, including zip code, of registrant’s principal executive offices)

SELLAS Life Sciences Group, Inc. 2019 Equity Incentive Plan

(Full Title of the Plan)

Angelos M. Stergiou, M.D., Sc.D. h.c.
President and Chief Executive Officer
SELLAS Life Sciences Group, Inc.
7 Times Square, Suite 2503, New York, NY 10036

Telephone: (646) 200-5278

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Joel I. Papernik, Esq.

Daniel A. Bagliebter, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue New York, NY 10017 (212) 935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 794,782 additional shares of common stock, par value $0.0001 per share (“common stock”), of SELLAS Life Sciences Group, Inc. (the “Registrant”) reserved under the 2019 Equity Incentive Plan (the “Plan”), representing an increase of 794,782 shares reserved under the Plan effective January 1, 2022 by operation of the Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (File Nos. 333-237168 and 333-258799) relating to an employee benefit plan are effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on March 13, 2020 (File No. 333-237168) and August 13, 2021 (File No. 333-258799) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

3.1	Composite Amended and Restated Certificate of Incorporation of the Registrant (formerly, Galena Biopharma, Inc.), amended as of December 27, 2017		Form 10-K (Exhibit 3.1)	April 13, 2018	001-33958

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation		Form 10-K (Exhibit 3.3)	March 23, 2021	001-33958

3.3	Amended and Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.3)	January 5, 2018	001-33958

4.1	Form of Common Stock Certificate.		Form 10-K (Exhibit 4.1)	April 13, 2018	001-33958

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Moss Adams LLP, independent registered public accounting firm.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	SELLAS Life Sciences Group, Inc. 2019 Equity Incentive Plan		Form S-8 (Exhibit 99.1)	March 13, 2020	333-237168

99.2+	Form of Stock Option Grant Notice and Option Agreement under the 2019 Equity Incentive Plan of the Registrant		Form 10-K (Exhibit 10.48)	March 13, 2020	001-33958

99.3+	Form of Restricted Stock Unit Award Grant Notice and Agreement under the 2019 Equity Incentive Plan		Form 10-K (Exhibit 10.49)	March 13, 2020	001-33958

107	Filing Fee Table	X

+ Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 12, 2022.

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ Angelos M. Stergiou
Angelos M. Stergiou, M.D., ScD h.c.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Angelos M. Stergiou and Barbara A. Wood, acting alone or together with another attorney-in-fact, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Angelos M. Stergiou	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	May 12, 2022
Angelos M. Stergiou, M.D., ScD h.c.

/s/ John T. Burns	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2022
John T. Burns, CPA

/s/ Jane Wasman	Chair of the Board of Directors	May 12, 2022
Jane Wasman

/s/ David Scheinberg	Director	May 12, 2022
David Scheinberg, M.D., PhD.

/s/ Robert Van Nostrand	Director	May 12, 2022
Robert Van Nostrand

/s/ John Varian	Director	May 12, 2022
John Varian